UNITED STATES

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Building
on our plan
To Win

USG CORPORATION
2012 LETTER TO SHAREHOLDERS

Operating Profit Improved

$279 MILLION

$73
0
-$206
2011
2012

Operating Profit $ in millions >

Lean Six Sigma efforts have produced **$13 million** in scalable cost savings since 2010

10% reduction in energy usage per sqare foot of product since 2008

92% of all manufacturing plants have operated with no Lost Day injuries

96% of all L&W Supply branches have operated with no Lost Time injuries

$73,000,000 in net proceeds from the sale of European operations

2.1 billion SQUARE FEET OF ULTRALIGHT SHIPPED

L&W SUPPLY

same store sales up **12%**

71% 2012 Incremental Adjusted Operating Profit Margin

$60,000,000 planned two-year investment to enter wallboard market in India

Dear Fellow Shareholders:

The entire USG team and I are proud to have celebrated USG’s 110th anniversary in 2012. Throughout our company’s history some things have remained constant, including a steadfast commitment to our core values: safety, integrity, service, innovation, diversity, efficiency and quality. Those values represent the foundation that has enabled USG to adapt and change to consistently meet the needs of our customers.

Our collective commitment to USG’s core values enabled our employees to aggressively confront the steep recession in our core markets that began five years ago. Together, we successfully adapted our operations and our strategies to rapidly changing economic conditions, strengthened the company and put USG in position to implement Our Plan to Win to resume our growth agenda.

The first part of Our Plan to Win is to Strengthen the Core of our company – North American manufacturing and distribution. USG’s products and services are the best in the market, and we will make investments to maintain and extend our ability to remain number one in the eyes of our customers. We must also mitigate the impact of the inherent cyclicality in our key North American markets. We will do that by Diversifying Earnings with investments in select emerging markets and in adjacent products and systems. Finally, we must continue to capitalize on our rich tradition of meeting customer needs with breakthrough products and services. We plan to accelerate the pace at which we Differentiate USG through Innovation and further leverage one of our most important competitive advantages. 2012 was a turning point in which USG transitioned from developing the strategic foundation of Our Plan to Win to implementing major elements of Our Plan to Win.

2012 – Year in Review

In last year’s letter to shareholders I told you that we were determined to report an operating profit as soon as possible. I’m pleased to report that we reached that important milestone in 2012.

We began the year with a solid start, when we reported our first quarterly operating profit since the third quarter of 2007.

We carried that momentum through the remainder of the year, and our businesses continued to perform well in every quarter despite demand that was well below historical averages. We reported a positive operating profit of $73 million, the first full-year operating profit since 2007, and established a sound foundation for meeting our next critical goal: positive net earnings.

Thanks to the hard work of our employees, we achieved many successes in 2012 that have positioned us for more success in 2013 and beyond. We have stronger core businesses, exciting opportunities to diversify and grow our earnings and new product platforms to offer our customers to further differentiate USG through innovation. Our strategy is working.

2012 was a year of major change for our operations, and it resulted in significant progress. Over the course of the year, we realigned our operations and our resources by moving to a shared services delivery model. This transformation will allow us to better serve our customers while operating the business in the most effective and efficient way possible.

Programs like Lean Six Sigma netted us significant cost savings in our manufacturing operations. In 2013, we will be taking our Lean Six Sigma efforts beyond manufacturing, with plans for a corporate-wide deployment. As we push toward even more efficient, flexible and sustainable operations, Lean Six Sigma will strengthen our problem solving and process improvement capabilities.

United States Gypsum had a strong year, with wallboard results driving improved performance. We reduced manufacturing costs, improved pricing and grew market share. Our volume and pricing strategy worked. We shipped more than four and a half billion square feet of wallboard – volume we have not seen in several years.

On the distribution side of our business, L&W Supply cut operating losses in half, increased wallboard volume by five percent and sales of other core products, like construction steel and ceilings, by five percent. Compared to our competitors, we have developed significant differentiators that are helping to form the foundation for our success. L&W Supply’s focus on customer-based solutions and value-based selling to its 30,000 customers, which we call “The L&W Way,” is the key to our growth.

USG Interiors had a record year with an operating profit of $71 million. We maintained a sharp focus on product mix and customer needs and introduced products that take design, performance and sustainability to a new level. All of which has enabled our ceilings business to maintain profitability throughout the recession.

Regarding safety, our employees again showed tremendous dedication, and we had a strong performance worldwide. At our manufacturing operations, 92 percent of all plants operated without any Lost Day injuries. In distribution, 96 percent of all L&W Supply branches operated without a Lost Time injury. Outstanding safety results are one of many reasons I truly believe we have the best employees in the industry.

Our employees worked tirelessly this past year. They effectively managed through adversity following Hurricane Sandy and committed themselves around the clock to getting our operations back up and running so we could continue to serve our customers. Cloquet, Minnesota, home to one of our largest ceiling tile plants, experienced the largest flood in the history of the St. Louis River. But flood prevention efforts protected our infrastructure, avoided what could have been millions of dollars in losses and earned a risk management award.

Over the last two years, we have been aggressive with our strategy to diversify the sources of USG earnings in order to mitigate the cyclicality of our revenues and profits. In the future, we cannot rely solely on the construction markets in the United States, and we must look for new ways to invest and grow.

We said we would be selective and play to our strengths as we evaluated current markets and targeted new ones. We did just that.

In July, we announced the sale of our wholly-owned European operations for $73 million. While these businesses had been performing well, our strategy is to invest in higher growth areas, such as India and other emerging markets.

Simultaneously, we announced plans to enter the rapidly growing wallboard market in India via a joint venture partnership with the Zawawi Group of Oman. We believe there is tremendous potential in India and other parts of the Middle East, and this partnership will provide commercial construction projects in the region better access to USG’s industry-leading wallboard products.

Continuing to diversify our earnings and complement our international diversification efforts, we continued to grow product adjacencies in the flooring and commercial roofing segments. We also rolled out USG products to new markets. Mold Tough specialty board was released in Canada and Mexico, and we developed a new FIBEROCK product for the Asia-Pacific markets.

Innovation was driven this year through many channels, including new product introductions, industry collaboration and creativity within operations.

For example, we announced the results of a strategic partnership and collaboration between USG and GE Lighting to offer architects and designers an integrated ceiling and lighting system. Under the theme “Designed to Work Together,” the collaboration brought together teams from both companies to deliver a ceiling and lighting design for use in office, healthcare, retail and hospitality environments.

Our research team remained focused on pursuing better ways to build the places where people live, work and play. Innovative new products based on our proprietary lightweight technology continue to rapidly grow and gain market acceptance, and we are investing resources to further expand our lightweight portfolio. Our broad-based and growing platform of lightweight products, which is unmatched by any of our competitors, is a true competitive advantage for USG that affords us the ability to grow relationships with existing customers and also attract new customers.

While we continue to bring sustainable building solutions to our customers through new product innovations, USG’s energy, environmental, product safety and sustainability team members remain actively involved in both regulatory and various nongovernmental organizations to shape public policy toward a sustainable world.

Looking Ahead—Our Strategy is Working

Results in this year’s annual report show just how far we have come in this fragile economy and that we are emerging from the recession a stronger USG.

We said we were going to create our own recovery and we did just that. We did not wait for the market to rebound. Instead, we took the initiative to look at other ways to grow our business.

As we build on Our Plan to Win, I expect USG to grow in much the same way—we are going to take more than the market gives us. With an unwavering commitment to our customers and their success, we are going to tackle an agenda that is focused on organic growth, developing a culture of innovation and lowering our breakeven.

Innovation will be a part of everything we do. It is essential that we constantly strive for new and better ways to serve our customers, perform our jobs better and improve our operations. We are creating a culture of innovation within USG and becoming a dynamic and better company. But our work is not done.

While we achieved many successes and reported positive results, I know we can do even better. We must do better. There are great opportunities ahead, but first and foremost we are determined to achieve positive net earnings.

I firmly believe that we entered 2013 in the strongest position we have seen over the last several years. We have laid the foundation necessary for our long-term growth, and we are working diligently toward a profitable future so that we can reward our shareholders.

To all who have supported us through this recession and remained confident in USG, our team and this great brand, thank you.

Sincerely,

James S. Metcalf

Chairman of the Board, President

and Chief Executive Officer

DIRECTORS AND CORPORATE OFFICERS

Board of Directors

Jose Armario (1, 2)

Executive Vice President of

Global Supply Chain, Real Estate

Development and Franchising,

McDonald’s Corporation

Matthew Carter Jr. (2, 4)

President, Sprint Global

Wholesale & Emerging

Solutions, Sprint Nextel

Corporation

Lawrence M. Crutcher (3*, 4)

Former Member, Board of

Advisors, Veronis Suhler

Stevenson

W. Douglas Ford (1, 4*)

Former Chief Executive,

Refining and Marketing,

BP Amoco p.l.c.

Gretchen R. Haggerty (2, 3)

Executive Vice President and

Chief Financial Officer, United

States Steel Corporation

William H. Hernandez (2*, 3, 4)

Former Senior Vice President,

Finance and Chief Financial

Officer, PPG Industries, Inc.

Brian A. Kenney (2, 3)

Chairman, President and

Chief Executive Officer, GATX

Corporation

Richard P. Lavin (1, 3)

Former Group President,

Caterpillar Inc.

Steven F. Leer † (1*, 4)

Chairman, Arch Coal, Inc.

James S. Metcalf

Chairman of the Board,

President and Chief Executive

Officer, USG Corporation

Committees of the Board of Directors

1	Compensation and Organization Committee
2	Audit Committee
3	Finance Committee
4	Governance Committee
*	Denotes Chair
†	Denotes Lead Director

Corporate Officers

James S. Metcalf

Chairman of the Board,

President and Chief Executive

Officer

Stanley L. Ferguson

Executive Vice President,

General Counsel and Secretary

Christopher R. Griffin

Executive Vice President,

Operations; President, United

States Gypsum Company

Matthew F. Hilzinger

Executive Vice President

and Chief Financial Officer

Brian J. Cook

Senior Vice President,

Human Resources

Dominic A. Dannessa

Senior Vice President and

Chief Technology Officer

Brendan J. Deely

Senior Vice President; President

and Chief Executive Officer,

L&W Supply Corporation

D. Rick Lowes

Senior Vice President,

Business Development and

Operational Services

Mary A. Martin

Vice President and

Associate General Counsel

Jeffrey P. Rodewald

Vice President, Compensation,

Benefits and Corporate

Services

Jennifer F. Scanlon

Vice President;

President, International

A special note of thanks to Marvin E. Lesser and Richard H. Fleming. Their contributions, dedication and leadership during their tenures with USG are greatly appreciated.

SHAREHOLDER INFORMATION

Annual Meeting of Stockholders

The 2013 annual meeting of stockholders of USG Corporation will be held at 9:00 am, Wednesday, May 8, at USG Corporation, 550 West Adams Street, Chicago, IL.

Available Information

Financial and other information about the Corporation can be accessed at its website: www.usg.com. The Corporation has made available at its website its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as possible after such material is electronically filed with or furnished to the Securities and Exchange Commission. If you wish to receive a paper copy of any exhibit to the Corporation’s reports filed with or furnished to the Securities and Exchange Commission, such exhibit may be obtained, upon payment of reasonable expenses, by writing to: Corporate Secretary, USG Corporation, P.O. Box 6721, Chicago, IL 60680-6721.

General Offices

Mailing Address:

P.O. Box 6721

Chicago, IL 60680-6721

Street Address:

550 West Adams Street

Chicago, IL 60661-3676

Telephone:

312.436.4000

Stock Transfer Agent and Registrar

Computershare Trust Company

877.360.5385

For Regular Mail:

P.O. Box 43078

Providence, RI 02940-3078

The Street Address for Overnight Delivery is:

250 Royall Street, Mail Stop 1A

Canton, MA 02021

The Lockbox Address for

Voluntary Contributions is:

P.O. Box 43081

Providence, RI 02940-3081

Stock Listings

USG Corporation common stock is listed on

the New York and Chicago stock exchanges

and is traded under the symbol USG.

Inquiries

Investment Community:

Investor Relations

312.436.6098

News Media:

Corporate Communications

312.436.4356

The following trademarks used herein are owned by USG Corporation or its subsidiaries: Mold Tough®, FIBEROCK®, USG.

USG Corporation
550 West Adams Street
Chicago, IL 60661

X2809/3-13
© 2013, USG Corporation
Printed in U.S.A.
Printed on Recycled Paper